EXHIBIT 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE JEFFERIES GROUP, INC. SHAREHOLDERS LITIGATION	) )	CONSOLIDATED C.A. No. 8059-CB

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF CLASS ACTION, SETTLEMENT FAIRNESS HEARING,
AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice.  This is not a solicitation from a lawyer.

Notice of Pendency of Class Action:  Please be advised that your rights may be affected by the above-captioned class action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), if you held Jefferies Group, Inc. (“Jefferies”) common stock at any time during the period from November 11, 2012 through and including the exchange of shares of Jefferies common stock for shares of Leucadia National Corporation (“Leucadia”) common stock on March 1, 2013 as a result of the merger between Jefferies and Leucadia (the “Merger”).1

Notice of Settlement:  Please also be advised that plaintiffs Laborers’ District Council Pension and Disability Trust Fund No. 2, Genesee County Employees’ Retirement System, Elizabeth Gelfand, and Oklahoma Firefighters Pension & Retirement System (collectively, “Plaintiffs”), on behalf of themselves and the Class (as defined in ¶ 21 below), have reached a proposed settlement of the Action for $70 million that, if approved, will resolve all claims in the Action, and the Action will be dismissed with prejudice (the “Settlement”).  At Leucadia’s option, the $70 million Settlement consideration (the “Settlement Consideration”) will be paid either (a) in cash; or (b) in freely tradable shares of Leucadia common stock (“Settlement Shares”).  If the Settlement is approved by the Court, the Settlement Consideration will be paid on a pro rata basis to Class Members whose shares of Jefferies common stock were exchanged for shares of Leucadia common stock in the Merger.

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1  Any capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation and Agreement of Settlement dated January 16, 2015 (the “Stipulation”), which is available at www.donlinrecano.com/Leucadia

The following table provides a brief summary of the rights you have as a Class Member and the relevant deadlines, which are described in more detail later in this Notice. This Notice also explains how Class Members will be affected by the Settlement.  PLEASE READ THE NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:
NO ACTION IS NECESSARY IN ORDER FOR ELIGIBLE CLASS MEMBERS TO RECEIVE A PAYMENT.
If you held shares of Jefferies common stock that were exchanged for shares of Leucadia common stock in the Merger, you are eligible to receive a pro rata payment from the Settlement Consideration. Eligible Class Members do not need to submit a claim form or take any other action in order to receive a payment from the Settlement Consideration.  Your distribution from the Settlement, whether paid in cash or Settlement Shares, will be paid to you directly.  See paragraphs 25-30 below for further discussion.

YOU MAY OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN SUNDAY, MARCH 15, 2015.
You have the right, if you do not like the proposed Settlement or Co-Lead Counsel’s request for attorneys’ fees and reimbursement of Litigation Expenses, to write to the Court and explain why you do not like them.

YOU MAY GO TO A HEARING ON WEDNESDAY, MARCH 25, 2015 AT 10:00 A.M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN SUNDAY, MARCH 15, 2015.
Filing a written objection and notice of intention to appear that is received by Sunday, March 15, 2015, allows you to speak in Court, at the discretion of the Court, about your objection.  You may, but you do not have to, attend the hearing.  The Court will consider the objection whether or not you attend.

WHAT THIS NOTICE CONTAINS

Why Did I Get This Notice?	Page 3
What Is This Case About? How Do I Know If I Am Affected By The Settlement?	Page 4 Page 7
What Are Plaintiffs’ Reasons For The Settlement?	Page 8
How Will I Receive My Payment From The Settlement?	Page 9
What Will Happen If The Settlement Is Approved? What Claims Will The Settlement Release?	Page 10
How Will Plaintiffs’ Counsel Be Paid?	Page 16
When And Where Will The Settlement Fairness Hearing Be Held? Do I Have A Right To Appear At The Settlement Fairness Hearing?	Page 16
Can I See The Court File? Whom Should I Contact If I Have Questions?	Page 19
Notice To Nominees Holding Record Ownership On Behalf of Others.	Page 19

WHY DID I GET THIS NOTICE?

1. The Court directed that this Notice be mailed to you because you or someone in your family or an investment account for which you serve as a custodian may have held shares of Jefferies common stock during the period beginning on November 11, 2012 through and including the exchange of Jefferies common stock for Leucadia common stock on March 1, 2013 (the “Class Period”).  The Court directed us to send you this Notice because, as a potential Class Member, you have a right to know about your options before the Court rules on the proposed Settlement.  Additionally, you have the right to understand how this class action lawsuit may generally affect your legal rights.

2. A class action is a type of lawsuit in which the claims of a number of individuals are resolved together, thus providing the class members with both consistency and efficiency.  In a class action lawsuit, the court selects one or more people, known as class representatives, to sue on behalf of all people with similar claims, commonly known as the class or the class members.  Once the class is certified, the Court must resolve all issues on behalf of the Class Members.  In the Action, the Court has directed that the Plaintiffs and Co-Lead Counsel (defined in paragraph 8 below) shall have primary responsibility for prosecuting all claims against Defendants (defined in paragraph 3 below) on behalf of all Class Members that were or could have been asserted in connection with the transactions that gave rise to the Action.

3. The court in charge of this case is the Court of Chancery of the State of Delaware, and the case is known as In re Jefferies Group, Inc. Shareholder Litigation, Consolidated C.A. No. 8059-CB.  The judge presiding over this case is Chancellor Andre Bouchard.  The people who are suing are called plaintiffs, and those who are being sued are called defendants.  In this case, the Plaintiffs, on behalf of themselves and the Class, are suing Richard B. Handler, Brian P. Friedman, Ian M. Cumming and Joseph S. Steinberg (collectively, the “Individual Defendants”), and Leucadia (together with the Individual Defendants, “Defendants”).  If the Settlement is approved, it will resolve all claims asserted against Defendants in the Action, and will bring the Action to an end.

4. The purpose of this Notice is to inform you of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Co-Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses (the “Settlement Fairness Hearing”).  See paragraph 35 below for details about the Settlement Fairness Hearing, including the date and location of the hearing.

5. The issuance of this Notice is not an expression of any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement.  If the Court approves the Settlement, the settlement administrator selected by Defendants and approved by the Court will make payments pursuant to the Settlement after any objections and appeals are resolved.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT.  THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

6. On November 12, 2012, Jefferies and Leucadia jointly announced that they had entered into an agreement, dated November 11, 2012 (the “Merger Agreement”), under which Leucadia would acquire the remainder of Jefferies common stock that it did not already own in exchange for providing Jefferies stockholders with 0.81 Leucadia shares for each of their Jefferies shares (the “Merger”).

7. Beginning on November 21, 2012, Jefferies stockholders filed four putative class actions in the Court of Chancery of the State of Delaware asserting claims in connection with the Merger, bearing Civil Action Nos. 8054-CS, 8059-CS, 8096-CS, and 8228-CS.2

8. On January 29, 2013, the Court entered an Order:  (i) consolidating the above-referenced Delaware stockholder class actions under the caption In re Jefferies Group, Inc. Shareholders Litigation, Consolidated C.A. No. 8059-CS, and (ii) appointing the law firms Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Saxena White, P.A., and Faruqi & Faruqi, LLP as co-lead counsel in the Action (“Co-Lead Counsel”).

9. On March 1, 2013, the Merger closed.

10. On May 24, 2013, Plaintiffs filed and served their first Verified Amended Class Action Complaint (the “First Amended Class Action Complaint”) alleging that the members of the Jefferies Board, and that Leucadia and the Individual Defendants as controlling stockholders of Jefferies, breached their fiduciary duties in connection with the Merger.

11. On July 23, 2013, Defendants filed their Motions to Dismiss the First Amended Class Action Complaint (the “Motions to Dismiss”).

12. On September 3, 2013, Plaintiffs filed and served their opposition to the Motions to Dismiss, and, on September 18, 2013, Defendants filed their reply briefs in further support of their Motions to Dismiss.  On October 29, 2013, Plaintiffs voluntarily dismissed their claims against the members of the Jefferies Board other than the Individual Defendants.  Oral argument on the Motions to Dismiss was held on November 4, 2013.  On November 7, 2013, the Court entered its Order Regarding Defendants’ Motion to Dismiss, which granted Defendants’ Motions in part and denied them in part.

13. On January 30, 2014, Plaintiffs filed and served the operative Verified Second Amended Class Action Complaint alleging that the Individual Defendants breached their fiduciary duties as Jefferies directors in connection with the Merger
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2 The actions are Oklahoma Firefighters Pension & Retirement System v. Handler (C.A. No. 8054-CS); Laborers’ District Council Pension and Disability Trust Fund No. 2 v. Campbell (C.A. No. 8059-CS); Genesee County Employees’ Retirement System v. Handler (C.A. No. 8096-CS); and Gelfand v. Handler (C.A. No. 8228-CS).

and that Leucadia aided and abetted those breaches.

14. The Parties engaged in discovery between April 2013 and October 2014, including the production, review and analysis of over 17,000 documents, and depositions of defendant Richard B. Handler (Chairman of the Board of Jefferies and an executive officer of Jefferies during the Class Period), defendant Brian P. Friedman (member of the Jefferies Board and an executive officer of Jefferies during the Class Period), defendant Joseph S. Steinberg (member of the Jefferies Board and the Leucadia Board and President of Leucadia during the Class Period), Robert Joyal (member of the Jefferies Board during the Class Period), Michael O’Kane (member of the Jefferies Board during the Class Period), Joseph Orlando (Chief Financial Officer of Leucadia during the Class Period), David Head (Co-Head of the Financial Institutions Investment Banking Group at Citigroup, who served as the financial advisor for Jefferies’ Transaction Committee), Mark Zmijewski (Plaintiffs’ damages/valuation expert), and Kevin Dages (Defendants’ damages/valuation expert).

15. On September 20, 2013, Plaintiffs filed their Motion for Class Certification.  On May 30, 2014, after full briefing and depositions of the named Plaintiffs, Defendants withdrew their opposition to class certification, and the Court issued an Order certifying a class, certifying Plaintiffs as representatives of the class, and appointing Co-Lead Counsel as counsel for the class.

16. On July 22, 2014, Defendants filed their Opening Brief in Support of Defendants’ Motion for Summary Judgment.  On August 21, 2014, Plaintiffs filed their Brief in Opposition to Defendants’ Motion for Summary Judgment, and, on September 5, 2014, Defendants filed their Reply Brief in Support of Defendants’ Motion for Summary Judgment.  Following oral argument on September 16, 2014, the Court denied Defendants’ Motion for Summary Judgment on the claims brought against the Individual Defendants and against Leucadia as an alleged aider-abettor, but granted Defendants’ Motion on the controlling stockholder claim brought against the Individual Defendants.

17. After extensive arm’s-length negotiations, the Parties reached an agreement-in-principle to settle the Action, which agreement was memorialized in a term sheet (the “Term Sheet”).

18. On January 16, 2015, the Parties entered into the Stipulation, and on Tuesday, January 20, 2015, the Court entered a Scheduling Order directing that this Notice to be sent to potential Class Members, and scheduling the Settlement Fairness Hearing to consider whether to grant final approval to the Settlement.

19. Based upon their investigation and prosecution of the case, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to, and in the best interests of, Plaintiffs and the other members of the Class.  Based on their direct oversight of the prosecution of this matter and with the advice of their counsel, each of the Plaintiffs has agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of the Stipulation, after considering (a) the substantial financial benefit that Plaintiffs and the other members of the Class will receive under the proposed Settlement, (b) the significant risks of continued litigation and trial, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation.

20. Defendants have entered into the Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation and to avoid further distraction to Jefferies and Leucadia management.  Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Defendants’ Releasees (defined in paragraph 32 below), with respect to any claim or allegation of any fault, liability, wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.  The Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.  Similarly, the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

21. If you are a member of the Class, you are subject to the Settlement.  The Class certified by the Court consists of:

all Persons who or that held Jefferies common stock at any time during the period from November 11, 2012 through and including the exchange of shares of Jefferies common stock for shares of Leucadia common stock on March 1, 2013 (the “Class Period”).  Excluded from the Class are Jefferies and Leucadia and any Persons who served as one of their Directors (on or after April 1, 2012) or Officers (on or after April 1, 2012), as well as the Individual Defendants and any members of their Immediate Family, and any Person who was an Affiliate of any of the Defendants at any time during the Class Period, and each of the Defendants’ and the other aforementioned excluded Persons’ heirs, legal representatives, successors in interest, transferees and assigns of Jefferies common stock.

PLEASE NOTE:  The Class was certified as a non-“opt-out” class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2).  Accordingly, Class Members do not have the right to exclude themselves from the Class.

PLEASE ALSO NOTE THAT RECEIPT OF THIS NOTICE DOES NOT NECESSARILY MEAN THAT YOU ARE A CLASS MEMBER OR THAT YOU ARE ELIGIBLE TO RECEIVE A PAYMENT FROM THE SETTLEMENT.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

22. Plaintiffs and Co-Lead Counsel believe that the claims asserted against Defendants have merit, and that their diligent prosecution of the claims asserted in the Action has led to a Settlement that provides an outstanding recovery for the Class.

23. Plaintiffs, through Co-Lead Counsel, have conducted an investigation and pursued extensive discovery in the Action relating to the claims and the underlying events and transactions alleged in the Action.  Co-Lead Counsel have analyzed the evidence adduced during their investigation and through discovery, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

24. In negotiating and evaluating the terms of the Settlement, Plaintiffs and Co-lead Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals.  While Plaintiffs believe that the Merger was a product of breaches of fiduciary duty by the Individual Defendants, aided and abetted by Leucadia, and that the overall consideration for the Jefferies shareholders was inadequate, Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages.  In light of the risks of continued litigation, the amount of the Settlement and the immediacy of recovery to the Class, Plaintiffs and Co-Lead Counsel believe that the proposed Settlement is fair, reasonable and adequate, and in the best interests of the Class.  Plaintiffs and Co-Lead Counsel believe that the Settlement provides an extraordinary benefit to the Class, namely

$70 million in either cash or freely tradable shares of Leucadia common stock, as compared to the risk that the claims in the Action would produce a smaller or no recovery after trial and appeals, possibly years in the future.

HOW WILL I RECEIVE MY PAYMENT FROM THE SETTLEMENT?

25. Pursuant to the Settlement, Leucadia has agreed to pay, or cause to be paid, $70,000,000 for the benefit of the Class.  At Leucadia’s option, the Settlement Consideration will be paid either (a) in cash; or (b) in Settlement Shares.  Leucadia’s election to pay the Settlement Consideration in cash or Settlement Shares will be made no later than Wednesday, March 18, 2015 (the “Election Date”).

26. If the Settlement is approved by the Court, the Settlement Consideration will be distributed to Class Members who or that exchanged shares of Jefferies common stock in the Merger (“Exchanged Shares”).  The Settlement Consideration will be allocated to each Class Member eligible to receive such consideration proportionately based on the number of Exchanged Shares exchanged by the eligible Class Member as compared to the total number of Exchanged Shares exchanged by all eligible Class Members.  Class Members who sold their shares of Jefferies common stock prior to the Merger will not receive a share of the Settlement Consideration.

27. If you are eligible to receive a Settlement payment, you do not have to submit a claim form or take any other action in order to receive your payment.  Your distribution from the Settlement, whether paid in cash or Settlement Shares, will be paid to you directly.  If your shares of Leucadia common stock received in the Merger were paid into your brokerage account, your share of the Settlement Consideration will be deposited into that same account.  If at any time after March 1, 2013 you closed the brokerage account in which you received your shares of Leucadia stock in the Merger, you should call the Settlement Administrator at 1-800-792-2829, by no later than 30 calendar days after the Distribution Date to discuss your situation, and the Settlement Administrator will make a reasonable effort to assist you in obtaining your Settlement Consideration.

28. The Settlement Consideration (whether paid in the form of cash or Settlement Shares) will not be distributed to eligible Class Members until the Court has approved the Settlement, and the time periods for any petition for rehearing, appeal or review, whether by certiorari or otherwise, of the Judgment approving the Settlement have expired.

29. If Leucadia elects to pay the Settlement Consideration in the form of Settlement Shares, such shares shall: (i) be issued as freely tradable shares of Leucadia common stock valued at the average of the daily closing prices of Leucadia common stock for the five (5) business days immediately following the Election Date; and (ii) be listed on the New York Stock Exchange at the time of issuance.

30. Defendants (and their agents) will be entitled to deduct and withhold from the payments of Settlement Consideration to eligible Class Members such amounts as Defendants (or their agents) determine may be required to be deducted and withheld under federal, state, local or foreign tax laws.  In the event that any amount is so deducted and withheld, the withheld amounts will be treated for all purposes of the Settlement as having been paid to the Person from whom such amounts were withheld.

31. Defendants (or their successor(s) in interest) and/or their insurance carriers are responsible for paying any and all Notice Costs and Administration Costs, and the Settlement Consideration will not be used or reduced to pay any Notice Costs or Administration Costs, nor shall Plaintiffs, any other Class Member, or their attorneys be responsible for paying any Notice Costs or Administration Costs.  The Settlement Consideration also will not be used or reduced to pay any attorneys’ fees or expenses awarded by the Court (see paragraphs 33 - 34 below).

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

32. If  the  Settlement  is  approved,  the  Court  will  enter  a  judgment  (the “Judgment”).  Pursuant to the Judgment, upon the Effective Date of the Settlement (as defined in the Stipulation), the Action will be dismissed with prejudice and the following releases will occur:

Release of Claims by the Class:  The Releasing Plaintiff Persons (as defined below) (regardless of whether the Class Member is entitled to or actually receives any of the Settlement Consideration) shall: (a) have, and by operation of law and of the Judgment shall be deemed to have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged with prejudice each and every Released Plaintiffs’ Claim (as defined below) against

Defendants and the other Defendants’ Releasees (as defined below), (b) by operation of law and of the Judgment be deemed to have covenanted not to sue any of the Defendants’ Releasees with respect to any and all of the Released Plaintiffs’ Claims, and (c) forever be barred and enjoined by operation of the Judgment from filing, commencing, intervening in, participating in (whether as a class member or otherwise), instituting, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief) or receiving any recovery, remedy, benefits or other relief from any other lawsuit, arbitration or other proceeding in any jurisdiction that asserts any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

“Releasing Plaintiff Persons” means each and all of the following:  Plaintiffs, each and every other Class Member (regardless of whether or not that Person sought, was entitled to seek, or in fact receives any of the Settlement Consideration), on behalf of themselves and each and all of their respective successors in interest, predecessors, representatives, trustees, executors, affiliates, administrators, agents, heirs, estates, assigns, or transferees, immediate and remote, in their capacities as such, and any other Person who has or claims to have the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Class Member any of the Released Plaintiffs’ Claims (or to obtain the proceeds of any recovery therefrom), whether in whole or in part..

“Released Plaintiffs’ Claims” means any and all Claims (as defined below) (i) that previously existed, currently exist, or that exist as of the date of the approval of the Settlement by the Court; (ii) that were or could have been asserted by any or all of the Releasing Plaintiff Persons against any or all of the Defendants’ Releasees in the Action, in any other federal or state court, or in any other court, tribunal, arbitration, proceeding, administrative agency or other forum in the United States or elsewhere; (iii) that arise out of or relate to any or all of the Releasing Plaintiff Persons’ ownership of Jefferies common stock, their status as holders of Jefferies common stock, or their Jefferies common stock holdings during the Class Period; and (iv) that are based upon, arise out of, relate in any way to, concern, or involve, in whole or in part, any of the facts, matters, occurrences, conduct, allegations, representations, omissions, transactions, actions, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, or referred to, in whole or in part, in the Complaint or in any of the other complaints, pleadings or briefs filed by any of the Plaintiffs in the Action, including but not limited to those allegations concerning the following:  (A) the Merger, (B) the Merger Agreement, (C) any actions, omissions, deliberations, or negotiations in connection with the Merger, including the process of deliberation or negotiation, by each of Jefferies and Leucadia and any and all of their respective officers, directors, employees, representatives or advisors, (D) the consideration paid by Leucadia and received by Class Members in connection with the Merger, (E) the Proxy as well as any other disclosures, public filings, periodic reports, press releases, amendments, information statements, solicitation materials, prospectuses, notifications or other statements issued, made available, propounded, disseminated, published or filed relating to or discussing, in whole or in part, the Merger, (F) the Voting Agreements, (G) any fiduciary or other obligations of any of the Defendants’ Releasees in connection with the Merger or the Merger Agreement, including the negotiation and consideration of the Merger or any disclosures related thereto, and/or (H) any actual or potential conflicts of interest involving any Defendant or Defendants’ Releasees in connection with the Merger.  Without limiting any of the foregoing, the Released Plaintiffs’ Claims specifically include all of the claims alleged in the following three actions filed individually in the Supreme Court of the State of New York: Howard Lasker IRA v. Jefferies Group, Inc. et al. (Index No. 653924/2012), filed in New York County; Lowinger v. Leucadia National Corp. et al. (Index No. 653958/2012), filed in New York County; and Jiannaras v. Jefferies Group, Inc. et al. (Index No. 702866/2012), filed in Queens County.  Released Plaintiffs’ Claims do not include any Claims relating to the enforcement of the Settlement or this Stipulation.

“Defendants’ Releasees” means Defendants and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, employees, attorneys, insurers, representatives, financial advisors, Immediate Family members, estates, administrators, and executors, in their capacities as such, including, without limitation, Jefferies Group, Inc., Jefferies Group, LLC, Jefferies & Co., Inc., Jefferies LLC, Limestone Merger

 Sub, LLC, Jasper Merger Sub, Inc., JSP Holdings, Inc., W. Patrick Campbell, Richard G. Dooley, Robert E. Joyal, and Michael T. O’Kane.

“Claim” or “Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature and description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including any Unknown Claims, whether at law or equity, whether based on or arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted.

Release of Claims by Defendants:  The Releasing Defendant Persons (defined below) shall (a) have, and by operation of law and of the Judgment shall be deemed to have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged with prejudice each and every Released Defendants’ Claim (defined below) against Plaintiffs and the other Plaintiffs’ Releasees (defined below), (b) by operation of law and of the Judgment be deemed to have covenanted not to sue any of the Plaintiffs’ Releasees with respect to any and all of the Released Defendants’ Claims, and (c) forever be barred and enjoined by operation of the Judgment from filing, commencing, intervening in, participating in (whether as a class member or otherwise), instituting, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief) or receiving any recovery, remedy, benefits or other relief from any other lawsuit, arbitration or other proceeding in any jurisdiction that asserts any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees.

“Releasing Defendant Persons” means each and all of the following:  Jefferies and each and every Defendant, on behalf of themselves, each of the other Defendants’ Releasees, and each and all of the Defendants’ Releasees’ respective successors in interest, predecessors, representatives, trustees, executors, Affiliates, administrators, agents, heirs, estates, assigns, or transferees, immediate and remote, in their capacities as such, and any other Person who has or claims to have the right, ability, standing or capacity to assert, prosecute or maintain on behalf of Jefferies and/or any of the Defendants any of the Released Defendants’ Claims (or to obtain the proceeds of any recovery therefrom), whether in whole or in part.

“Released Defendants’ Claims” means any and all Claims (i) that previously existed, currently exist, or that exist as of the date of the approval of the Settlement by the Court; (ii) that were or could have been asserted by any or all of the Releasing Defendant Persons against any or all of the Plaintiffs’ Releasees in the Action, in any other federal or state court, or in any other court, tribunal, arbitration, proceeding, administrative agency or other forum in the United States or elsewhere; and (iii) that arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the claims against the Defendants or the original defendants in the Action (or any of the constituent actions that constitute the Action).  Released Defendants’ Claims do not include any Claims relating to the enforcement of the Settlement or the Stipulation.

“Plaintiffs’ Releasees” means Plaintiffs and any and all other Class Members, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, employees, attorneys, insurers, representatives, financial advisors, Immediate Family members, estates, administrators, and executors, in their capacities as such.

“Unknown Claims” means any Released Plaintiffs’ Claims that any Releasing Plaintiff Person does not know or suspect to exist in his, her or its favor at the time of the release of such Released Plaintiff Claims, and any Released Defendants’ Claims that any Releasing Defendant Person does not know or suspect to exist in his, her or its favor at the time of the release of such Released Defendants’ Claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement.  With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs and Defendants shall expressly waive and relinquish, and each of the other Releasing Plaintiff Persons and each of the other Releasing Defendant Persons shall be deemed to have waived and relinquished, and by operation of the Judgment, if applicable, shall have expressly waived and relinquished, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs and Defendants expressly acknowledge (and the other Releasing Persons shall be deemed by operation of law and the Judgment to have acknowledged) that it/she/he may hereafter discover facts in addition to or different from those that it/she/he now knows or believes to be true with respect to the subject matter of the Released Claims, but that it is nevertheless its/her/his intention to fully, finally and forever settle and release those Released Claims without regard to the subsequent discovery of any such additional or different facts.  Each of Plaintiffs acknowledges, and each of the other Class Members shall be deemed by operation of law and the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement.

Pending final determination by the Court of whether the Settlement should be approved, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed.  By order of the Court, pending final determination of whether the Settlement should be approved, Plaintiffs and all other Class Members (and their other Releasing Plaintiff Persons) – and anyone else purporting to act on behalf of, for the benefit of, or derivatively for any of such Persons – are barred and preliminarily enjoined from filing, commencing, prosecuting, intervening in, asserting any of the Released Plaintiffs’ Claims against the Defendants’ Releasees in this Action, any other action, in any jurisdiction or forum.

How will Plaintiff's Counsel be Paid?

33. Co-Lead Counsel have not received any payment for their services in pursuing the claims asserted in the Action nor have Co-Lead Counsel been compensated for their Litigation Expenses.  Before final approval of the Settlement, Co-Lead Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of Litigation Expenses in an aggregate amount not to exceed $27.5 million in attorneys’ fees and $1.1 million in expenses, which may include an application for a service award to Plaintiffs.  The full amount of any Fee and Expense Award shall be paid by Defendants (or their successor(s) in interest) and/or their insurance carriers.  The Fee and Expense Award shall be made as a cash payment to Co-Lead Counsel that is separate and apart from the payment of the Settlement Consideration to eligible Class Members, and in no event shall the Fee and Expense Award be paid from the Settlement Consideration or reduce the amount of the Settlement Consideration to be paid to eligible Class Members.

34. The Court will determine the amount of any fee and expense award to Co-Lead Counsel, including any service award to Plaintiffs (the “Fee and Expense Award”).  The Court will consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any consideration and ruling on Co-Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses.  The Settlement, the Stipulation and the implementation thereof, as well as entry of the Judgment, are not conditioned in any way on any award of attorneys’ fees and/or Litigation Expenses to Co-Lead Counsel.  Class Members are not personally liable for the payment of any attorneys’ fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD? DO I HAVE A RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING?

35. The Court will consider the Settlement and all matters related to the Settlement at the Settlement Fairness Hearing.  The Settlement Fairness Hearing will be held before The Honorable Chancellor Andre G. Bouchard, Chancellor, on Wednesday, March 25, 2015 at 10:00 a.m, at the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801.  At the Settlement Fairness Hearing, the Court will, among other things:  (a) determine whether the proposed Settlement on the terms and conditions provided for in the

Stipulation is fair, reasonable and adequate to the Class, and should be approved by the Court; (b) determine whether the Judgment (as defined above), should be entered dismissing the Action with prejudice against Defendants pursuant to the Stipulation; (c) determine whether the application by Co-Lead Counsel for an award of attorneys’ fees and Litigation Expenses should be approved; (d) hear and consider any objections to the Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses; and (e) consider any other matters that may properly be brought before the Court in connection with the Settlement.

36. Any Class Member may object to the Settlement or Co-lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses.  Objections must be in writing.  Class Members must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before Sunday, March 15, 2015.   Class Members must also serve the papers on Representative Co-Lead Counsel and Representative Defendants’ Counsel (by hand or overnight delivery) at the addresses set forth below so that the papers are received on or before Sunday, March 15, 2015.

Register in Chancery	Representative Co-Lead Counsel	Representative Defendants’ Counsel
Court of Chancery New Castle County Courthouse 500 North King Street Suite 1551 Wilmington, DE 19801	Justin K. Victor, Esq. Grant & Eisenhofer P.A. 123 Justison Street Wilmington, DE 19801
Bradley R. Aronstam, Esq.
Seitz Ross Aronstam &
    Moritz LLP
100 S. West Street, Suite 400
Wilmington, DE 19801
- and -

Gregory V. Varallo, Esq.
Richards Layton &
    Finger, PA
One Rodney Square
920 North King Street
Wilmington, DE 19801

37. Any objection:  (a) must state the name, address and telephone number of the person or entity objecting and, if represented by counsel, his, her or its counsel, and must be signed by the objector; (b) must contain a written, specific statement of the Class Member’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the Class Member wishes to bring to the Court’s attention; and (c) must demonstrate that the objector is a Class Member by including documents sufficient to prove that the objector held Jefferies common stock at any time during the Class Period.

38. You may file a written objection without having to appear at the Settlement Fairness Hearing.  You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

39. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Representative Co-Lead Counsel and Representative Defendants’ Counsel at the addresses set forth above so that it is received on or before Sunday, March 15, 2015.  Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.  Such persons may be heard orally at the discretion of the Court.

40. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing.  However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Co-Lead Counsel and Representative Defendants’ Counsel at the addresses set forth in Paragraph 35 above so that the notice is received on or before Sunday, March 15, 2015.

41. The Settlement Fairness Hearing may be adjourned by the Court without further written notice to the Class.  If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time with Co-Lead Counsel.

42. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Co-Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses, or any other matter related to the

Settlement, in the Action or in any other action or proceeding.  Class Members do not need to appear at the Settlement Fairness Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

43. This Notice contains only a summary of the terms of the proposed Settlement.  For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, 500 North King Street, Suite 1551, Wilmington, DE  19801.  Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the following website:  www.donlinrecano.com/Leucadia.  If you have questions regarding the Settlement, you may write or call the following Co-Lead Counsel:  Attn:   Justin K. Victor, Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, DE  19801, 302-622-7000.

NOTICE TO NOMINEES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

44. If you are a brokerage firm, bank, custodian, sub-custodian, or other nominee (a “Nominee”) who or which held shares of Jefferies common stock during the Class Period as a record holder for the beneficial interest of persons or organizations other than yourself, you must either:  (a) within seven (7) calendar days of receipt of this Notice, request from the Settlement Administrator, c/o Donlin, Recano, & Company, Inc., P.O. Box 2034, Murray Hill Station, New York, NY 10156-0701, sufficient copies of this Notice to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notices forward them to all such beneficial owners; or (b) within ten (10) calendar days of receipt of this Notice, provide a list of the names and addresses of all such beneficial owners to the Settlement Administrator at:  In re Jefferies Group, Inc. Shareholders Litigation, c/o Donlin, Recano, & Company, Inc., P.O. Box 2034, Murray Hill Station, New York, NY 10156-0701.  If you choose the second option, the Settlement Administrator will send a copy of the Notice to the beneficial owners.  Upon full compliance with these directions, Nominees may seek reimbursement of their reasonable expenses actually incurred, by providing the Settlement Administrator with proper documentation supporting the expenses for which reimbursement is sought.  Copies of this Notice may also be obtained from the website www.donlinrecano.com/Leucadia, or by calling the Settlement Administrator at 1-800-792-2829.

45. Nominees are also required to provide information deemed necessary by the Settlement Administrator to assist eligible Class Members in connection with determining their entitlement to the Settlement Consideration and to distribute the Settlement Consideration consistent with the terms of the Settlement.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: January 29, 2015	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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